Exhibit 99.2
AMCOM SOFTWARE, INC.
CONSOLIDATED FINANCIAL STATEMENTS
PERIODS APRIL 1, 2010 TO DECEMBER 31, 2010
(UNAUDITED), JANUARY 1, 2010 TO MARCH 31, 2010,
APRIL 1, 2009 TO DECEMBER 31, 2009,
AND YEARS ENDED MARCH 31, 2009 AND 2008

AMCOM SOFTWARE, INC.
TABLE OF CONTENTS
PERIODS APRIL 1, 2010 TO DECEMBER 31, 2010
(UNAUDITED), JANUARY 1, 2010 TO MARCH 31, 2010,
APRIL 1, 2009 TO DECEMBER 31, 2009,
AND YEARS ENDED MARCH 31, 2009 AND 2008

INDEPENDENT AUDITORS’ REPORT
Audit Committee and Board of Directors
Amcom Software, Inc.
Eden Prairie, Minnesota
We have audited the accompanying consolidated balance sheets of Amcom Software, Inc. as of March 31, 2010, December 31, 2009, and March 31, 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the periods January 1, 2010 through March 31, 2010, April 1, 2009 through December 31, 2009, and years ended March 31, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amcom Software, Inc. as of March 31, 2010, December 31, 2009, March 31, 2009 and 2008, and the results of its operations and its cash flows for the periods and years then ended in conformity with U.S. generally accepted accounting principles.
The accompanying consolidated balance sheet of Amcom Software, Inc. as of December 31, 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period then ended were not audited by us and, accordingly, we do not express an opinion on them.
LarsonAllen LLP
Minneapolis, Minnesota
June 24, 2010, except for
Note 11, as to which the date
Is March 3, 2011

(1)

AMCOM SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2010 (UNAUDITED),
MARCH 31, 2010, DECEMBER 31, 2009,
AND MARCH 31, 2009
(IN THOUSANDS OF DOLLARS)

	Successor		Predecessor
	(Unaudited)
	December 31,	March 31,	December 31,	March 31,
	2010	2010	2009	2009
ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$5,953	$3,510	$1,030	$6,182
Accounts Receivable, Net	13,784	11,064	11,677	10,247
Inventory, Net	1,836	1,702	1,305	1,524
Prepaids and Other Current Assets	1,342	587	510	438
Income Tax Receivable	19	213	343	287
Deferred Tax Asset	1,742	1,605	1,838	426

Total Current Assets	24,676	18,681	16,703	19,104

Furniture, Fixtures and Equipment, Net	1,276	1,252	1,377	1,537
Goodwill	74,090	74,090	29,269	29,951
Intangible Assets, Net	21,482	23,386	9,221	10,651
Financing Costs, Net	661	785	213	280
Other Long-Term Assets	70	69	69	141

Total Assets	$122,255	$118,263	$56,852	$61,664

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current Portion of Long-Term Debt	$6,125	$3,000	$2,600	$2,600
Accounts Payable	1,132	1,257	1,071	839
Accrued Liabilities	2,171	2,007	1,347	1,752
Deferred Rent	101	91	87	82
Deferred Revenue	16,219	13,211	14,340	12,859

Total Current Liabilities	25,748	19,566	19,445	18,132

LONG-TERM LIABILITIES
Long-Term Debt, Net of Current Portion	21,625	27,000	25,912	27,845
Deferred Rent	183	185	210	280
Deferred Revenue	472	322	190	339
Deferred Tax Liabilities	7,308	7,669	1,562	358

Total Liabilities	55,336	54,742	47,319	46,954

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS’ EQUITY
Common Stock	500	500	500	500
Additional Paid-In Capital	63,437	62,829	8,912	10,896
Retained Earnings	2,863	175	—	3,484
Accumulated Other Comprehensive Income (Loss)	119	17	121	(170)

Total Stockholders’ Equity	66,919	63,521	9,533	14,710

Total Liabilities and Stockholders’ Equity	$122,255	$118,263	$56,852	$61,664

See accompanying Notes to Consolidated Financial Statements.

(2)

AMCOM SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
PERIODS APRIL 1, 2010 TO DECEMBER 31, 2010 (UNAUDITED),
JANUARY 1, 2010 TO MARCH 31, 2010,
APRIL 1, 2009 TO DECEMBER 31, 2009,
AND YEARS ENDED MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)

	Successor		Predecessor
	(Unaudited)
	Nine-Month	Three-Month	Nine-Month
	Period Ended	Period Ended	Period Ended	Year Ended	Year Ended
	December 31, 2010	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2008
REVENUES
Software Licenses	$8,859	$2,804	$7,565	$8,312	$6,080
Maintenance and Support	16,736	5,324	15,532	16,187	8,488
Professional Services	7,856	2,221	6,155	5,806	4,241
Third-Party Software and Hardware	5,377	1,822	4,672	3,361	1,141

Total Revenues	38,828	12,171	33,924	33,666	19,950

COST OF REVENUES
Software Licenses	894	378	1,009	797	573
Maintenance and Support	3,364	1,098	3,306	3,165	1,845
Professional Services	5,438	1,117	5,552	6,066	4,421
Third-Party Software and Hardware	4,224	1,650	3,126	2,067	903

Total Cost of Revenues	13,920	4,243	12,993	12,095	7,742

GROSS PROFIT	24,908	7,928	20,931	21,571	12,208

OPERATING EXPENSES
Research and Product Development	5,591	1,797	5,043	4,899	3,223
Sales and Marketing	6,873	2,350	6,514	6,624	4,047
General and Administrative	3,413	930	2,399	2,625	1,682
Amortization of Intangibles	2,027	888	1,498	1,601	700
Transaction Costs	69	716	1,050	392	459
Stock Based Compensation	668	34	104	87	39
Other Expense	416	187	672	704	465

Total Operating Expenses	19,057	6,902	17,280	16,932	10,615

OPERATING INCOME	5,851	1,026	3,651	4,639	1,593

Interest Expense	(1,553)	(538)	(842)	(1,224)	(323)

INCOME BEFORE (PROVISION)
BENEFIT FROM INCOME TAXES	4,298	488	2,809	3,415	1,270

(Provision for) Benefit from Income Taxes	(1,610)	(313)	(822)	(1,208)	168

NET INCOME	$2,688	$175	$1,987	$2,207	$1,438

See accompanying Notes to Consolidated Financial Statements

(3)

AMCOM SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
PERIODS APRIL 1, 2010 TO DECEMBER 31, 2010 (UNAUDITED),
JANUARY 1, 2010 TO MARCH 31, 2010
APRIL 1, 2009 TO DECEMBER 31, 2009 AND
YEARS ENDED MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)

					Accumulated
					Other
	Outstanding	Common		Retained	Comprehensive
	Shares	Stock	APIC	Earnings	Income (Loss)	Total
Balance at March 31, 2007 - Predecessor	50,000	$500	$10,978	$(161)	$—	$11,317
Stock-Based Compensation	—	—	39	—	—	39
Tax Benefit from Stock Options Exercised	—	—	110	—	—	110
Purchase Price Adjustment	—	—	(315)	—	—	(315)
Net Income	—	—	—	1,438	—	1,438

Balance at March 31, 2008 - Predecessor	50,000	500	10,812	1,277	—	12,589
Stock-Based Compensation	—	—	87	—	—	87
Net Income	—	—	—	2,207	—	2,207
Exercise of Stock Options	7	—	2	—	—	2
Repurchase of Shares Issued	(7)	—	(5)	—	—	(5)
Foreign Currency Translation Adjustment	—	—	—	—	(170)	(170)

Balance at March 31, 2009 - Predecessor	50,000	500	10,896	3,484	(170)	14,710
Stock-Based Compensation	—	—	104	—	—	104
Net Income	—	—	—	1,987	—	1,987
Dividends	—	—	(2,090)	(5,471)	—	(7,561)
Exercise of Stock Options	2	16	3	—	—	19
Repurchase of Shares Issued	(2)	(16)	(1)	—	—	(17)
Foreign Currency Translation Adjustment	—	—	—	—	291	291

Balance at December 31, 2009 - Predecessor	50,000	$500	$8,912	$—	$121	$9,533

Capitalization by New Investors	50,000	$500	$62,800	$—	$—	$63,300
Stock-Based Compensation	—	—	34	—	—	34
Net Income	—	—	—	175	—	175
Exercise of Stock Options	6	—	2	—	—	2
Repurchase of Shares Issued	(6)	—	(7)	—	—	(7)
Foreign Currency Translation Adjustment	—	—	—	—	17	17

Balance at March 31, 2010 - Successor	50,000	500	62,829	175	17	63,521
Stock-Based Compensation (unaudited)	—	—	668	—	—	668
Net Income (unaudited)	—	—	—	2,688	—	2,688
Exercise of Stock Options (unaudited)	95	—	60	—	—	60
Repurchase of Shares Issued (unaudited)	(95)	—	(120)	—	—	(120)
Foreign Currency Translation Adjustment (unaudited)	—	—	—	—	102	102

Balance at December 31, 2010 - Successor (Unaudited)	50,000	$500	$63,437	$2,863	$119	$66,919

See accompanying Notes to Consolidated Financial Statements.

(4)

AMCOM SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
PERIODS APRIL 1, 2010 TO DECEMBER 31, 2010 (UNAUDITED),
JANUARY 1, 2010 TO MARCH 31, 2010
APRIL 1, 2009 TO DECEMBER 31, 2009 AND
YEARS ENDED MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)

	Successor		Predecessor
	Nine-Month	Three-Month	Nine-Month
	Period Ended	Period Ended	Period Ended	Year Ended	Year Ended
	December 31, 2010	March 31, 2010	December 31, 2009	March 31, 2009	March 31, 2008
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,688	$175	$1,987	$2,207	$1,438
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	2,586	1,063	2,043	2,253	1,149
Deferred Taxes	(498)	99	(208)	35	(313)
Accrued Interest Converted to Long-Term Debt	—	—	576	452	31
Stock-Based Compensation	668	34	104	87	39
Tax Benefit from Stock Options Exercised	—	—	—	—	110
Provision for Doubtful Accounts	100	70	(253)	61	134
Change in Operating Assets and Liabilities Net of Effect of Acquisitions:
Accounts Receivable, Net	(2,820)	543	(1,177)	(516)	(1,823)
Inventory, Net	(134)	(47)	489	(87)	127
Prepaids and Other Current Assets	(755)	(77)	(72)	(72)	170
Income Tax Receivable	194	168	(56)	137	(424)
Accounts Payable	(124)	186	232	(1,030)	1,012
Accrued Liabilities	164	660	(405)	(486)	822
Deferred Rent	8	(21)	(65)	(78)	90
Deferred Revenue	3,158	(997)	1,347	272	(536)

Cash Provided from Operating Activities	5,235	1,856	4,542	3,235	2,026
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Furniture, Fixtures and Equipment	(583)	(53)	(386)	(283)	(685)
Acquisitions	—	—	—	(14,624)	(14,726)
Purchase Price Adjustments	—	—	460	615	—
Capitalized Acquisition Fees	—	—	—	(137)	(296)
Other Long-Term Assets	(1)	—	9	209	—

Cash Provided (Used) by Investing Activities	(584)	(53)	83	(14,220)	(15,707)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Debt	—	30,000	—	16,075	29,350
Payments on Long-Term Debt	(2,250)	(28,512)	(2,509)	(2,033)	(13,522)
Proceeds from Exercise of Stock Options	60	2	3	2	—
Repurchase of Shares Issued on Option Exercise	(120)	(7)	(1)	(5)	—
Deferred Financing Costs	—	(827)	—	(17)	(340)
Payment of Dividends and Distributions	—	—	(7,561)	—	—

Cash Provided (Used) by Financing Activities	(2,310)	656	(10,068)	14,022	15,488
EFFECT OF FOREIGN CURRENCY EXCHANGE RATES	102	21	291	(106)	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,443	2,480	(5,152)	2,931	1,807

Cash and Cash Equivalents — Beginning of Period	3,510	1,030	6,182	3,251	1,444

CASH AND CASH EQUIVALENTS — END OF PERIOD	$5,953	$3,510	$1,030	$6,182	$3,251

NONCASH AND SUPPLEMENTAL INFORMATION
Accrued Interest Converted to Long-Term Debt	$—	$—	$576	$452	$31

Cash Paid During the Period for Interest	$1,210	$530	$243	$813	$177

Cash Paid During the Period for Income Taxes	$1,886	$72	$1,102	$1,037	$466

See accompanying Notes to Consolidated Financial Statements.

(5)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Amcom Software, Inc. (the Company) develops and supports enterprise-wide systems for organizations needing to automate, centralize and standardize mission-critical communications. The Company’s solutions support both day-to-day business operations and event-driven communications with speed, accuracy and productivity. The Company’s advanced solutions are used by more than 1,400 leading corporations and organizations in healthcare, education, hospitality and government.

The Company was incorporated on March 9, 1984 in Minnesota and was reincorporated in Delaware on July 17, 2007. Effective March 7, 2007, all outstanding shares of the Company were acquired by 2ndWave Software, LLC (2nd Wave). In November 2007, the Company acquired substantially all of the assets of Xtend Communications Corp. and in January 2008 the Company acquired a product line from Teltronics, Inc. In October 2008 and January 2009, the Company acquired all the outstanding shares of Commtech Wireless Marketing, Inc. & Subsidiaries and SDC Solutions, Inc., respectively.

Effective December 31, 2009, all the outstanding shares of the Company were acquired by a new investor group comprised of Norwest Equity Partners LP, (NEP), Split Rock Partners LP (SRP) and four individuals. Two of the individual investors are the Company’s Chief Executive Officer (CEO) and Chief Financial Officer (CFO). The other two individual investors, who are affiliated with NEP, also became members of the board of directors. In connection with the transaction, under purchase accounting all assets and liabilities were recorded at fair value as of the date of the transaction. As further described in the Notes 6 and 10 to the consolidated financial statements, on the effective date of the transaction all existing debt to Wells Fargo Foothill and 2nd Wave was paid in full.

The consolidated financial statements presented are for the Predecessor Company for the period April 1, 2009 to December 31, 2009 and the years ended March 31, 2009 and 2008 and for the Successor Company for the period from January 1, 2010 through March 31, 2010.

The Company has offices in Minnesota, New York, Florida, New Hampshire, and Australia.

(6)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Unaudited Interim Financial Information

The accompanying unaudited consolidated balance sheet as of December 31, 2010, unaudited consolidated statements of operations, cash flows, and stockholders’ equity for the nine months ended December 31, 2010 have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete consolidated financial statements. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation have been included. The information disclosed in the notes to the consolidated financial statements for these periods is unaudited. Operating results for the nine months ended December 31, 2010 are not necessarily indicative of the results that may be expected for any future period.

Principles of Consolidation

The consolidated financial statements include the accounts of Amcom Software, Inc. and its 100% owned subsidiary Commtech Wireless Marketing, Inc. & Subsidiaries. All inter-company balances and transactions have been eliminated during consolidation.

Fiscal Year

The Company’s fiscal year is from April 1 to March 31. Unless otherwise stated, references to the year 2009 and 2008 relate to the fiscal years ended March 31, 2009 and 2008. References to future years also relate to our fiscal year-end March 31.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts receivable, the deferred tax asset valuation allowance, revenue recognition, inventory reserve, the valuation and recoverability of goodwill and intangible assets, income tax provision, and stock-based compensation. Due to the inherent uncertainty involved in making estimates, actual results in future periods may differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash in banks and investments with an original maturity of 90 days or less at time of purchase.

(7)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable, Net

Accounts receivable are initially recorded at fair value upon the sale of software licenses, third party software or hardware or services to customers or in connection with attainment of milestone billing criteria in accordance with contract terms and conditions. The Company maintains an allowance for doubtful accounts at an amount estimated to be sufficient to provide adequate protection against losses resulting from extending credit to our customers. Management estimated an allowance of approximately $70, $508, and $760 at March 31, 2010, December 31, 2009, and March 31, 2009, respectively, based upon prior experience with customers and analysis of individual trade accounts. The provision for doubtful accounts is included in general and administrative expense in the statements of operations.

Inventory, Net

Inventories, which primarily consist of third-party hardware and software held for resale, are stated at the lower of first-in, first-out cost or market. Included in Inventory at March 31, 2010 is $350 of labor costs associated with implementation services, software integration, and training services for contracts in progress as of March 31, 2010. Such costs will be recognized as expense in the period the revenue is recognized.

Inventory at December 31, 2010 (unaudited), March 31, 2010, December 31, 2009, and March 31, 2009 consists of:

	Successor		Predecessor
	December 31,	March 31,	December 31,	March 31,
	2010	2010	2009	2009
	(unaudited)
Inventory	$1,836	$1,702	$2,005	$2,393
Inventory Reserve	—	—	(700)	(869)

Total	$1,836	$1,702	$1,305	$1,524

Furniture, Fixtures and Equipment, Net

Furniture, fixtures and equipment are recorded at cost, less accumulated depreciation and amortization. The straight-line method of depreciation is used over estimated useful lives that range from three to seven years. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the underlying lease term. Upon retirement or disposition, the cost and related accumulated depreciation and amortization are removed from the accounts, and any gain or loss is included in the results of operations. Maintenance and repairs are expensed as incurred. The related depreciation expense was $174, $545, $646 and $435 for the periods ended March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008, respectively.

(8)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financing Costs

At March 31, 2010, December 31, 2009, and March 31, 2009, the Company had finance costs of $827, $357, and $357, respectively. The finance costs relate to the acquisition of debt financing. The Company incurred financing costs of $357 in connection with debt financing in 2008. Such amount was being amortized over the five-year term of the debt. The unamortized amount of $213 as of December 31, 2009 was expensed when the debt was refinanced on December 31, 2009. The Company incurred financing costs of $827 in connection with new debt financing for the Successor Company on December 31, 2009. Such amount is being amortized over the five-year term of the debt. Accumulated amortization was $42, $144 and $77 at March 31, 2010, December 31, 2009, and March 31, 2009, respectively. Amortization expense was $42, $67, $71 and $6 for the periods ended March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008, respectively.

Goodwill

Goodwill represents the excess of purchase price over fair value of net assets acquired and is tested for impairment on at least an annual basis. The Company evaluates the carrying value of goodwill at the end of its fiscal year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value below its carrying amount. Such circumstances could include, but are not limited to, a significant adverse change in business climate or unanticipated competition. If the carrying amount exceeds its fair value, then an impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of goodwill to its carrying amount. In calculating the implied fair value of goodwill, the fair value is allocated to all of the other assets and liabilities based on their fair values. The excess of the fair value over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value. Our assessments of goodwill at March 31, 2010, December 31, 2009 and March 31, 2009 resulted in no impairment losses.

Intangible Assets, Net

Intangible assets are initially recorded at fair value and subsequent to initial measurement intangibles with definite lives are amortized on a straight-line basis over the estimated useful life of the asset. The Company evaluates the recoverability of identifiable intangible assets not held for sale whenever events or changes in circumstances indicate that an asset’s carrying amount may not be recoverable. Such circumstances could include, but are not limited to, a significant decrease in the market value of an asset or a significant adverse change in the extent or manner in which an asset is used or in its physical condition.

(9)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangible Assets, Net (Continued)

The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds the fair value of the asset. The fair value is measured based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires us to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. There are no impairments of intangible assets for the periods ended March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008.

Research and Product Development

Research and product development costs are expensed as incurred. Costs eligible for capitalization were not material to the consolidated financial statements.

Advertising Costs

Advertising and marketing costs are charged to operations when incurred because they occur in the same period as the benefit is derived. The Company does not incur any direct response advertising costs. Advertising and marketing expense was $115, $324, $327 and $229 for the periods ended March 31, 2010 and December 31, 2009, and years ended March 31, 2009 and 2008, respectively.

Acquired Technology

We capitalize expenditures for acquired software and related licensing rights, which we expect to benefit from in future years. Amortization is based upon a straight-line basis over the remaining estimated economic life of the product. Amortization expense is recorded in amortization of intangibles in the statements of operations.

Concentrations of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. Cash equivalents are due within three months and are readily convertible into cash. Substantially all cash is deposited in one financial institution. At times, amounts on deposit may be in excess of FDIC insurance limits.

(10)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk (Continued)

The Company grants credit to our customers in the ordinary course of business. Concentrations of credit risk with respect to trade accounts receivable are limited due to our large customer base and their dispersion across different industries and geographic areas. At March 31, 2010, December 31, 2009, and March 31, 2009, no individual customer represented a significant portion of the accounts receivable balance. In addition, no individual customer has accounted for more than 10% of our revenues during the periods ended March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008.

Revenue Recognition

The Company generates revenue from licenses of our software products or third party software products which are typically embedded in our software products, from maintenance or support for that software, from providing services related to that software and from sales of third-party pagers and related computer hardware.

Software license revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred and there are no uncertainties surrounding product acceptance (iii) the fee is fixed or determinable and (iv) collection of the related receivable is considered probable and (v) the arrangement does not require services that are essential to the functionality of the software.
•	Persuasive Evidence of an Arrangement Exists. The Company determines that persuasive evidence of an arrangement exists with respect to a customer under (i) a license agreement that is signed by both the customer and by us, or (ii) a purchase order, quote or binding letter-of-intent received from and signed by the customer, in which case the customer has previously executed a license agreement with us. The Company does not offer product return rights to end users or resellers.

•	Delivery has occurred. Our software may be either physically or electronically delivered to the customer. The Company determines that delivery has occurred upon shipment of the software pursuant to the billing terms of the arrangement or when the software is made available to the customer through electronic delivery. Customer acceptance, if required per the terms of the contract, generally occurs at project completion.

•	The Fee is Fixed or Determinable. If, at the outset of the customer arrangement, the Company determines that the arrangement fee is not fixed or determinable, revenue is typically recognized when the arrangement fee becomes due and payable.

(11)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)
•	Collectibility is Probable. The Company determines whether collectibility is probable on a case-by-case basis. The Company generates a high percentage of our license revenue from our current customer base, for which there is a history of successful collection. The Company assesses the probability of collection from new customers based upon the number of years the customer has been in business and an informal credit review process which evaluates the customer’s financial position and ultimately their ability to pay. If the Company is unable to determine from the outset of an arrangement that collectibility is probable based upon our review process, revenue is recognized as payments are received.
With regard to software arrangements involving multiple elements, the Company allocates revenue to each element based on the relative fair value of each element. Our determination of fair value of each element in multiple-element arrangements is based on vendor-specific objective evidence (VSOE). Our assessment of VSOE for each element is based on the price charged when the same element is sold separately. The Company has analyzed all of the elements included in our multiple-element arrangements and have determined that the Company has sufficient VSOE to allocate revenue to the consulting services and maintenance components of our license arrangements.

Consulting services include implementation services, software integration, and training services. The Company invoices consulting services fees either on a time and materials basis or on a fixed-price schedule. Since in most cases, our consulting services are essential to the functionality of our software, the Company recognizes substantially all related revenue based on the completed-contract method. Customer advances are recorded as customer deposits and which are included in deferred revenue.

Our customers typically purchase maintenance and support quarterly or annually and receive unspecified product updates, Web-based technical support and telephone hot-line support. Our customers typically pay for maintenance and support services in advance and the Company defers the revenue and recognizes it ratably over the respective maintenance and support period.

Translation of Foreign Currencies

Foreign currency assets and liabilities of the Company’s international subsidiaries are translated using the exchange rates in effect at the balance sheet date. Results from operations are translated using the average exchange rates prevailing throughout the year. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as part of the foreign currency translation adjustment in stockholder’s equity.

(12)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

We account for income taxes using the liability method of accounting. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in our consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using currently enacted tax rates. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some component of the deferred tax assets will not be realized. The provision for income taxes represents the taxes payable for the period and the changes during the period in deferred tax assets and liabilities.

The Company adopted the income tax standard for uncertain tax positions on April 1, 2009. As a result of the implementation, the Company evaluated its tax positions and determined it has no uncertain tax positions as of March 31, 2010 and December 31, 2009. The Company’s 2006 through 2009 tax years are open for examination by federal and state taxing authorities.

Comprehensive Income

In accordance with the accounting standard on reporting comprehensive income, the Company reports in its stockholder’s equity, comprehensive income that includes the effects of translating foreign currency assets and liabilities into U.S. dollars. Comprehensive income is comprised of the following:

	Successor		Predecessor
	Nine-Month	Three-Month	Nine-Month
	Period Ended	Period Ended	Period Ended	Year Ended	Year Ended
	December 31,	March 31,	December 31,	March 31,	March 31,
	2010	2010	2009	2009	2008
	(unaudited)
Net Income	$2,688	$175	$1,987	$2,207	$1,438
Foreign Currency Translation Adjustment	102	17	291	(170)	—

Comprehensive Income	$2,790	$192	$2,278	$2,037	$1,438

Stock-Based Compensation

The Company follows the fair value recognition provisions of the accounting standard for share-based payments, which requires the recognition of an expense related to the fair value of stock-based compensation awards. The Company recognizes compensation expense on a straight-line basis over the requisite service (vesting) period of the award. The Company recognized $35, $104, $87 and $39 in stock-based compensation expense for the periods ended March 31, 2010 and December 31, 2009, and years ended March 31, 2009 and 2008, respectively.

(13)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Presentation of Tax Collected from Customers

The Company collects various types of tax from its customers and remits the entire amount to the appropriate government authority. The Company’s accounting policy is to exclude the tax collected and remitted to the governmental authority from revenue and cost of sales.

New Accounting Pronouncements

Revenue Recognition for Multiple-Element Arrangements:

In October 2009, the FASB issued Accounting Standards Update No. 2009-13, Revenue Recognition (Topic 605) Multiple-Deliverable Revenue Arrangements (A Consensus of the FASB Emerging Issues Task Force) (ASU 2009-13), which amends existing accounting standards for revenue recognition for multiple-element arrangements. To the extent a deliverable within a multiple-element arrangement is not accounted for pursuant to other accounting standards, including ASC 985-605, Software-Revenue Recognition, ASU 2009-13 establishes a selling price hierarchy that allows for the use of an estimated selling price to determine the allocation of arrangement consideration to a deliverable in a multiple element arrangement where neither vendor-specific objective evidence nor third-party evidence is available for that deliverable. ASU 2009-13 is to be applied prospectively for revenue arrangements entered into or materially modified in fiscal years beginning after June 15, 2010. Early adoption is permitted. If we were to adopt prior to our first quarter of fiscal 2012, we must apply ASU 2009-13 retrospectively to the beginning of the fiscal year of adoption or to all periods presented. We are currently evaluating the impact of the pending adoption of ASU 2009-13 on our consolidated financial statements.

Revenue Recognition for Certain Arrangements that Include Software Elements:

In October 2009, the FASB issued Accounting Standards Update 2009-14, Revenue Recognition (Topic 605)—Applicability of AICPA Statement of Position 97-2 to Certain Arrangements That Include Software Elements (ASU 2009-14). ASU 2009-14 excludes tangible products containing software components and non-software components that function together to deliver the product’s essential functionality from the scope of ASC 605-985, Software-Revenue Recognition. ASU 2009-14 shall be applied on a prospective basis to revenue arrangements entered into or materially modified in our first quarter of fiscal 2012. Early adoption is permitted. If we were to adopt prior to the first quarter of fiscal 2012, we must apply ASU 2009-14 retrospectively to the beginning of the fiscal year of adoption or to all periods presented. We are currently evaluating the impact of the pending adoption of ASU 2009-14 on our consolidated financial statements.

(14)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

Accounting Standards requires the disclosure of the estimated fair value of financial instruments including those financial instruments for which the Company did not elect the fair value option. The Company’s financial instruments including cash and cash equivalents, accounts receivables, accounts payable, accrued expenses, and deferred revenue are carried at cost which approximates fair value due to the short-term nature of these instruments. The long-term debt is also carried at cost which approximates fair value due to the interest rates compared to market rates of long-term notes with variable rates. The standards do not require the disclosure of non-financial assets including furniture, fixtures, and equipment, goodwill and intangible assets.

Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 3, 2011, the date the consolidated financial statements were available to be issued.

NOTE 2	FURNITURE, FIXTURES, AND EQUIPMENT

Furniture, fixtures, and equipment consisted of the following:

	Successor		Predecessor
	December 31,	March 31,	December 31,	March 31,
	2010	2010	2009	2009
	(unaudited)
Equipment	$1,002	$811	$3,823	$3,473
Furniture and Fixtures	61	61	61	26
Leasehold Improvements	964	572	666	666
Accumulated Depreciation	(751)	(192)	(3,173)	(2,628)

Total	$1,276	$1,252	$1,377	$1,537

(15)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 3	STOCK-BASED COMPENSATION

On June 26, 2007, the board of directors approved the Amcom Software, Inc. 2007 Stock Incentive Plan (the 2007 Plan). The aggregate number of shares that may be issued under the 2007 Plan may be determined by a committee comprised of members of the board of directors (the Committee). As of March 31, 2010, the 2007 Plan reserves a total of 6,000,000 shares and as of December 31, 2009 and March 31, 2009 and 2008, the 2007 Plan reserves a total of 2,500,000 shares of our common stock for issuance under stock options, including non-qualified stock options, restricted stock awards and stock appreciation rights (collectively referred to as Stock Purchase Rights (“SPR’s”)). The 2007 Plan provides that (a) employees, officers, directors, consultants and independent contractors are eligible to receive awards and (b) the Committee is authorized to establish the exercise price, the option term and time and method of exercise, as long as the exercise price of the options is not less than the fair market value of our common stock on the date of grant.

The Company had $3,174 in unrecognized stock-based compensation with a weighted average of approximately four years at March 31, 2010.

The estimated fair value of SPR’s is based on the fair market value of the Company’s common stock on the date of grant. The fair market value of each share-based award is estimated on the grant date using the Black-Scholes option pricing model and the following assumptions:

	Successor	Predecessor
	March 31,	December 31,	March 31,	March 31,
	2010	2009	2009	2008
Risk-Free Interest Rate	2.69%	2.80%	2.80%	3.8% - 5.1%
Volatility	66%	65%	65%	64% - 95%
Weighted Average Award Life	6.25 Years	6.25 Years	6.25 Years	6.3 - 10 Years
Dividend Yield	0%	0%	0%	0%
The risk-free interest rate is based on the five-year Treasury constant maturity interest rate whose term is consistent with the expected life of the stock awards. The volatility assumption was based on an analysis of the historical weekly stock price data of comparable companies with similar terms. The weighted average award life was based upon the expected maturity of the subject options.

The assumptions described above are highly subjective. The Company’s employee stock awards have characteristics significantly different from those of traded options. Management will continue to assess the assumptions and methodologies used to calculate the estimated fair value of stock-based compensation. Circumstances may change and additional data may become available over time which could result in changes to these assumptions. Such changes could materially impact our fair value estimates.

(16)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 3	STOCK-BASED COMPENSATION (CONTINUED)

Stock option activity was as follows (in thousands, except per share data):

		Weighted-
		Average
	Number	Exercise
	of Options	Price $
Outstanding at March 31, 2007	—	$—
Granted	1,438	0.27
Exercised	—	—
Cancelled	(57)	0.27

Outstanding at March 31, 2008	1,381	0.27
Granted	677	0.63
Exercised	(7)	0.25
Cancelled	(72)	0.29

Outstanding at March 31, 2009	1,979	0.39

Granted	31	0.63
Exercised	(2)	0.25
Cancelled	(17)	0.41

Outstanding at December 31, 2009	1,991	0.39

Granted	3,716	1.26
Exercised	(6)	0.36
Cancelled	(26)	0.41

Outstanding at March 31, 2010	5,675	$0.96

Options Exercisable at March 31, 2010	998	$0.36

The weighted average fair value of options granted during the periods ended March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008 was $0.78, $0.39, $0.39 and $0.21, respectively.

(17)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 3	STOCK-BASED COMPENSATION (CONTINUED)

Information with respect to stock options outstanding and exercisable is as follows:

	Options Outstanding			Options Exercisable
	Number	Weighted-		Number
	Outstanding	Average	Weighted-	Exercisable	Weighted-
	at	Remaining	Average	at	Average
Range of	March 31	Contractual	Exercise	March 31	Exercise
Exercise Prices	2010	Life	Price	2010	Price
$0.25 - $0.50	1,279	7.5 Years	$0.27	754	$0.27
$0.50 - $1.00	680	8.9 Years	0.63	244	0.63
$1.00 - $1.50	3,716	9.9 Years	1.26	—	1.26

	5,675	9.2 Years	$0.96	998	$0.36

NOTE 4	ACQUISITIONS

As described in Note 1, on December 31, 2009, all the shares of the Company were acquired by new investors. The purchase price, including acquired cash of $1,030, was approximately $63,300. The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed:

Current Assets	$16,771
Other Assets	1,752
Intangible Assets	24,020
Goodwill	74,090

Total Assets Acquired	116,633
Less: Current Liabilities	(53,333)

Net Assets Acquired	$63,300

Of the approximately $98,110 of acquired intangible assets, $6,230 was assigned to acquired technology, $14,320 to non-contractual customer relationships, $3,470 to trade name, and the balance to goodwill.

In connection with this transaction, the Company paid bonuses of $985 which is included in Transaction Costs in the period ended December 31, 2009.

SDC Solutions, Inc.

On January 30, 2009, the Company acquired all the outstanding shares of SDC Solutions, Inc., (SDC) a privately held company that develops, licenses, implements and supports telecommunications software that competed with or are complementary with the Company’s products and services. The initial purchase price, including acquired cash of $172, was approximately $7,000.

(18)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 4	ACQUISITIONS (CONTINUED)

SDC Solutions, Inc. (Continued)

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed:

Current Assets	$1,654
Other Assets	564
Intangible Assets	2,375
Goodwill	6,048

Total Assets Acquired	10,641
Less: Current Liabilities	(3,641)

Net Assets Acquired	$7,000

Of the approximately $8,423 of acquired intangible assets, $750 was assigned to acquired technology, $1,310 to non-contractual customer relationships, $310 to trade name and $5 to non-compete agreements, and the balance to goodwill.

In connection with this acquisition, the Company escrowed $700 in the name of the seller for potential contingencies based on claims made during the first 12 months following the transaction date. This amount was included in the goodwill calculation. During the period ended December 31, 2009, various escrow claims made against the seller were settled resulting in a $253 reduction in the purchase price which reduced goodwill.

Commtech Wireless Marketing, Inc.

On October 3, 2008, the Company acquired all the outstanding shares of Commtech Wireless Marketing, Inc., (Commtech) a privately held company which develops, licenses, implements and supports telecommunications software and wireless messaging devices that competed with or are complementary with the Company’s products and services. The initial purchase price, including acquired cash of $609, was approximately $8,405.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed:

Current Assets	$2,770
Furniture, Fixtures and Equipment	253
Intangible Assets	2,700
Goodwill	4,231
Investment in Subsidiary	66
Other Assets	16

Total Assets Acquired	10,036
Less: Current Liabilities	(1,631)

Net Assets Acquired	$8,405

(19)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 4	ACQUISITIONS (CONTINUED)

Commtech Wireless Marketing, Inc. (Continued)

Of the approximately $6,931 of acquired intangible assets, $1,170 was assigned to acquired technology, $1,030 to non-contractual customer relationships, $500 to trade name, and the balance to goodwill.

In connection with this acquisition, the Company escrowed $1,261 in the name of the seller for potential contingencies based on claims made during the first 15 months following the transaction date. This amount was included in the goodwill calculation. During the period ended December 31, 2009, various escrow claims made against the seller were settled resulting in a $207 reduction in the purchase price which reduced goodwill.

Xtend Communications Corp.

On November 19, 2007, the Company acquired substantially all of the assets of Xtend Communications Corp. (Xtend), a privately held software company that develops, licenses, implements and supports telecommunications software products that competed with or are complementary with the Company’s products and services. The initial purchase price was approximately $12,976.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed:

Current Assets	$3,340
Furniture, Fixtures and Equipment	380
Intangible Assets	3,630
Goodwill	10,102

Total Assets Acquired	17,452
Less: Current Liabilities	(4,476)

Net Assets Acquired	$12,976

In connection with the acquisition of Xtend Communications Corp. in 2008, the Company escrowed $1,894 in the name of the seller for potential contingencies based on claims made during the first eighteen months following the transaction date. This amount was included in the goodwill calculation. During the year ended March 31, 2009, various escrow claims made against the seller were settled resulting in a $752 reduction in the purchase price (net of associated legal fees) which reduced goodwill. The Company received $615 from the escrow and $140 was a reduction in the net amount owed to the seller.

(20)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 4	ACQUISITIONS (CONTINUED)

Telident 911 Solutions

On January 10, 2008, the Company acquired Telident 911 Solutions (Telident), a product line of Teltronics, Inc., to complement the Company’s industry leading suite of emergency communications and management solutions. The purchase price was approximately $1,750.

The following table summarizes the allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Current Assets	$219
Intangible Assets	1,130
Goodwill	897

Total Assets Acquired	2,246
Less: Current Liabilities	(496)

Net Assets Acquired	$1,750

In connection with this acquisition, the company escrowed $176 in the name of the seller for potential contingencies based on claims made during the first nine months following the transaction date. This amount was included in the goodwill calculation.

Of the approximately $2,027 of acquired intangible assets, $720 was assigned to non-contractual customer relationships, $80 to trade name, $310 to acquired technology, $20 to non-compete agreements, and the balance to goodwill.

In connection with this acquisition, the Company incurred various non-recurring costs which were not capitalized as part of the purchase price. These costs are reflected as transaction costs in the accompanying statement of operations for the year ended March 31, 2008.

NOTE 5	GOODWILL AND INTANGIBLE ASSETS

Goodwill

The changes in the carrying amount of goodwill for the periods ended December 31, 2010 (unaudited), March 31, 2010 and December 31, 2009 and year ended March 31, 2009:

	Successor		Predecessor
	(Unaudited)
	December 31,	March 31,	December 31,	March 31,
	2010	2010	2009	2009
Balance at Beginning of Period	$74,090	$—	$29,951	$20,307
Capitalized Fees Related to Acquisitions	—	—	—	117
Adjust Opening Goodwill for Purchase Price
Adjustment and Intangible Valuation	—	—	(682)	(752)
Goodwill Acquired	—	74,090	—	10,279

Balance at End of Period	$74,090	$74,090	$29,269	$29,951

(21)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 5	GOODWILL AND INTANGIBLE ASSETS (CONTINUED)

Intangible Assets

Intangible assets, net were comprised of the following at March 31 and December 31:

	Successor						Predecessor
	December 31, 2010			March 31, 2010			December 31, 2009			March 31, 2009
		(Unaudited)
	Gross		Net	Gross		Net	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount	Amount	Amortization	Amount	Amount	Amortization	Amount
Acquired Technology	$6,230	$(932)	$5,298	$6,230	$(233)	$5,997	$4,640	$(1,996)	$2,644	$4,640	$(1,173)	$3,467
Consulting and Non-compete Agreements	—	—	—	—	—	—	435	(400)	35	435	(275)	160
Customer Relationships	14,320	(1,432)	12,888	14,320	(358)	13,962	5,540	(1,007)	4,533	5,540	(603)	4,937
Other	3,470	(174)	3,297	3,470	(43)	3,427	2,357	(348)	2,009	2,357	(270)	2,087

Intangible Assets	$24,020	$(2,538)	$21,482	$24,020	$(634)	$23,386	$12,972	$(3,751)	$9,221	$12,972	$(2,321)	$10,651

Total amortization of intangibles was $634, $1,430, $1,534 and $705 for the periods ended March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008, respectively.
The estimated future annual amortization expense for intangibles subject to amortization at March 31, 2010 is as follows:

Year Ending March 31,	Amount
2011	$2,538
2012	2,538
2013	2,538
2014	2,538
2015	2,501
Thereafter	10,733

Total	$23,386

(22)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 6	LONG-TERM DEBT

2nd Wave Indebtedness

In January and October 2008, the Company borrowed $1,850 and $8,650, respectively, from 2nd Wave, the proceeds of which were used to finance two acquisitions. On January 29, 2009, the Company borrowed $7,425, the proceeds of which were used to finance the SDC acquisition. All 2nd Wave borrowings had a maturity date of March 2013 and bore interest at an annual rate of LIBOR plus 3.5%. All the 2nd Wave borrowings and accrued interest were paid in full in connection with the closing of the transaction with the new investors on December 31, 2009.

Credit Facilities

In 2008, the Company entered into a Credit Agreement with Wells Fargo Foothill. The Credit Agreement facility was secured by all of the tangible and intangible assets of the Company and included a term loan in the amount of $14,000 (Term Loan) and a revolving credit facility (Revolver) in the amount of $2,000, limited to an available borrowing base, as defined. The $14,000 Term Loan was advanced to the Company on March 3, 2008. As of December 31, 2009 and March 31, 2009, there were no advances made under the Revolver. The outstanding principal balance at December 31, 2009 and March 31, 2009 was $9,528 and $12,037, respectively. In connection with the transaction with the new investors the Term Loan and all accrued interest was paid in full at closing.

Under the terms of the original Credit Agreement, the Company was prohibited from making any principal and interest payments to 2nd Wave related to the various 2nd Wave term loans (see above). As such, all of the 2nd Wave loans and accrued interest were subordinated to any borrowings outstanding under the Credit Agreement. Therefore, the 2nd Wave indebtedness including accrued interest of approximately $1,059 and $483 was classified as long-term at December 31, 2009 and March 31, 2009, respectively. Interest expense related to the subordinated debt was approximately $576, $452 and $31 in for the period from April 1, 2009 to December 31, 2009, and the years ended March 31, 2009 and 2008, respectively. The outstanding balance including principal and interest at December 31, 2009 and March 31, 2009 was $18,984 and $18,408, respectively. In connection with transaction with the Successor Company the 2nd Wave term loans and all accrued interest was paid in full at closing.

On December 31, 2009, the Company entered into an amended Credit Agreement with Wells Fargo Foothill. The Credit Agreement facility was secured by all of the tangible and intangible assets of the Company and included a term loan in the amount of $30,000 (Term Loan) and a revolving credit facility (Revolver) in the amount of $2,000, limited to an available borrowing base, as defined. As of March 31, 2010, there were no advances made under the Revolver. The outstanding principal balance of the term loan at March 31, 2010 was $30,000. The repayment of all amounts outstanding under the Credit Agreement can be accelerated in the event the Company fails to meet the requirements of certain revenue and EBITDA targets or a fixed charge coverage ratio as defined in the Credit Agreement.

(23)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 6	LONG-TERM DEBT (CONTINUED)

Credit Facilities (Continued)

The principal amount of the term loan is repayable over five years with quarterly installments commencing on June 30, 2010 plus annual payments of 50% of the excess cash flow (as the term is defined in the Credit Agreement) in July of each year, commencing July 2011. The final payment is due on December 31, 2014 if not fully paid by that time. Borrowings under the Credit Agreement bear interest ranging from 4% to 5% over the lenders’ base rate or from 4% to 5% over the London interbank rate, depending on our level of earnings before interest, taxes, depreciation and amortization (EBITDA) for the 12 months preceding the monthly calculation date. The Base LIBOR rate (as defined in the Credit Agreement) is 2%. The Company paid a closing fee of $823 in connection with the Credit Agreement.

Scheduled Maturities of Long-Term Debt

At March 31, 2010, scheduled maturities of our long-term obligations were as follows:

Year Ending March 31,	Amount
2011	$3,000
2012	4,500
2013	4,500
2014	4,500
2015	13,500

Subtotal	30,000
Less: Amounts Classified as Current	(3,000)

Total	$27,000

(24)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 7	INCOME TAXES

The income tax provision for the periods ended December 31, 2010 (unaudited), March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008 consists of the following:

	Successor		Predecessor
	(Unaudited)
	Nine-Month	Three-Month	Nine-Month
	Period Ended	Period Ended	Period Ended	Year Ended	Year Ended
	December 31,	March 31,	December 31,	March 31,	March 31,
	2010	2010	2009	2009	2008
Current Income Tax Provision:
Federal Income Tax	$2,038	$158	$674	$982	$87
State Income Tax	216	58	431	119	58
Foreign Income Tax	(146)	(2)	—	72	—

Total Currently Payable	2,108	214	1,105	1,173	145
Deferred Federal and State
Income Tax (Benefit)	(498)	99	(283)	35	(313)

Total Provision for (Benefit from) Income Taxes	$1,610	$313	$822	$1,208	$(168)

The reconciliation of the effective combined federal and state income tax rates to the federal statutory income tax rate is as follows for the periods ended December 31, 2010 (unaudited), March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008.

	Successor		Predecessor
	Nine-Month	Three-Month	Nine-Month
	Period Ended	Period Ended	Period Ended	Year Ended	Year Ended
	December 31,	March 31,	December 31,	March 31,	March 31,
	2010	2010	2009	2009	2008
	(unaudited)
Federal Statutory Tax Rate	34.0%	34.0%	34.0%	34.0%	35.0%
State Taxes, Net of Federal
Tax Effect	3.3	19.4	10.5	2.6	3.7
Expenses Not Deductible for
Income Tax Purposes	1.0	20.8	0.8	0.5	1.2
Research Tax Credits	(0.8)	(10.2)	(5.4)	(2.8)	—
Foreign Operations	—	0.2	(5.3)	—	—
Miscellaneous Other Differences	—	(0.1)	(5.3)	1.1	(4.1)

Subtotal	37.5%	64.1%	29.3%	35.4%	35.8%
Valuation Allowances:
Foreign Operations	—	—	—	—	(35.0)
Miscellaneous Other Differences	—	—	—	—	(14.0)

Total Effective Combined Federal and State Income Tax Rate	37.5%	64.1%	29.3%	35.4%	(13.2)%

(25)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 7	INCOME TAXES (CONTINUED)

Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. These items resulted in a net deferred income tax asset (liability) for the periods ended December 31, 2010 (unaudited), March 31, 2010 and December 31, 2009 and year ended March 31, 2009, respectively.

At December 31, 2010 (unaudited), March 31, 2010, December 31, 2009, and March 31, 2009, the deferred tax assets and liabilities are comprised of the following:

	Successor		Predecessor
	December 31,	March 31,	December 31,	March 31,
	2010	2010	2009	2009
	(unaudited)
Deferred Tax Assets:
Receivable Reserve	$141	$194	$219	$50
Inventory Reserve	65	102	285	272
Accrued Compensation Liabilities	186	85	108	65
Deferred Revenue	110	110	73	24
Other	83	12	76	14
Accrued Stock Compensation	360	101	88	47
Net Operating Loss Carryforward	797	1,001	989	1,385

Total Deferred Tax Assets	1,742	1,605	1,838	1,857

Deferred Tax Liabilities:
Depreciation and Amortization	(7,308)	(7,669)	(1,562)	(1,703)

Total Deferred Tax Liabilities	(7,308)	(7,669)	(1,562)	(1,703)
Valuation Allowance	—	—	—	(86)

Net Deferred Tax Asset	$(5,566)	$(6,064)	$276	$68

At March 31, 2010, the Company had net operating loss carryforwards of $1,567 and $804 for U.S. and foreign income tax purposes, respectively. The net operating loss carryforward on the U.S. expires March 31, 2028 through 2030 and have no expiration on foreign income taxes.

A valuation allowance is provided when it is more likely than not that the deferred tax assets will not be realized. Management has determined that there is no valuation allowance at December 31, 2010 (unaudited), March 31, 2010 and December 31, 2009.

(26)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 8	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company has building operating leases for its corporate headquarters offices located in Eden Prairie, Minnesota for approximately 30,000 square feet through February 2013 and office leases for its New York, Florida, New Hampshire and Australia locations for varying periods through June 2017; and additional operating leases for various pieces of office equipment used in the business. At March 31, 2010, the aggregate future minimum lease rental payments under these leases are estimated as follows:

Year Ending March 31,	Amount
2011	$1,170
2012	1,237
2013	1,195
2014	760
2015	327
Thereafter	606

Total	$5,295

Litigation
The Company is subject to litigation in the normal course of business. In the opinion of our management, the resolution of these matters will not have a material adverse effect on our results of operations or financial position.
Benefit Plan
Our defined contribution 401(k) plan cover substantially all domestic employees over 21 years of age that have met a nominal continuous service requirement. The Company may make discretionary matching contributions to the plan based upon employee contributions. The Company made matching contributions to the plan of $110, $174, $217 and $106 for the periods ended March 31, 2010 and December 31, 2009 and years ended March 31, 2009 and 2008, respectively.
NOTE 9	STOCKHOLDERS’ EQUITY

The capital stock of the Company at March 31, 2010, December 31, 2009, and March 31, 2009 was as follows:
Common Stock
The Company has authorized 60,000,000 shares of voting common stock with a par value of $0.01. At March 2010, December 31, 2009 and March 31, 2009 there are 50,000,000 shares issued and outstanding. Of the remaining stock, 6,000,000 shares have been set aside for a stock option plan (see Note 3).

(27)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 9	STOCKHOLDERS’ EQUITY (CONTINUED)

Preferred Stock

The Company has authorized 5,000,000 shares of non-voting preferred stock with a par value of $0.01. At March 31, 2010, December 31, 2009 and March 31, 2009 there were no preferred shares issued and outstanding.

Dividends

In the period ended December 31, 2009, the board declared and Company paid a dividend of $7,561 comprised of a payment out of Retained Earnings for $5,471 and a payment out of Additional Paid-In Capital for $2,090.

NOTE 10	RELATED PARTY TRANSACTIONS

The Company’s CEO and CFO are minority owners of 2nd Wave. In 2008, the Company and 2nd Wave entered into a management agreement. Under terms of this agreement the Company paid 2nd Wave a management fee equal to 2% of the Company’s total revenue, payable quarterly in arrears. For the period from April 1, 2009 to December 31, 2009 and the years ended March 31, 2009 and 2008, management fees payable under this agreement were $551, $568 and $332, respectively. The management fee is included in other expense in the accompanying statements of operations. Management fees totaling $178 were unpaid at March 31, 2009, are included in current liabilities. The management agreement was terminated effective December 31, 2009 and all amounts due to 2nd Wave were paid in full.

On December 31, 2009, the Company and the new investors entered into three management agreements. Under terms of these agreements, the Company will pay three of the investors a management fee equal to $500 per year, payable quarterly in arrears. For the period from January 1, 2010 to March 31, 2010 management fees expensed under these agreements were $125. The management fee is included in other expense in the accompanying statements of operations. Management fees totaling $125 were unpaid at March 31, 2010 and were included in accounts payable.

The Company had a 50% unconsolidated ownership interest in K2 Wireless, Ltd. a Hong Kong Corporation (K2). K2 manages the foreign manufacture of most of the pagers sold by the Company. In September, 2009, the Company entered into an agreement to sell its ownership interest to the owner of the other 50% interest. In conjunction with the agreement the Company entered into a $90 secured promissory note. Under the terms of the note, amounts outstanding under the note bear interest at 8% annually and payments are due in equal monthly installments over eighteen months through October 1, 2010.

(28)

AMCOM SOFTWARE, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2010 (UNAUDITED)
MARCH 31, 2010, DECEMBER 31, 2009,
MARCH 31, 2009 AND 2008
(IN THOUSANDS OF DOLLARS)
NOTE 11	SUBSEQUENT EVENTS

On April 2, 2010 and January 27, 2010, the Company entered into two new operating leases for office space in Manchester, New Hampshire and Jacksonville, Florida, respectively. The new leased space was to replace the existing office space.

On March 26, 2010, the Company entered into a preliminary non-binding letter of intent to acquire the assets of a software company.

Effective March 3, 2011 the Company was merged into a wholly owned subsidiary of USA Mobility, Inc. In connection with the merger all the common stock and stock options of the Company were canceled and converted to the right for the holders to receive their applicable portion of the Merger Consideration. The Merger Consideration was approximately $141,595 of which $15,000 was placed in escrow and will be released pursuant to the provisions of the Escrow Agreement subject to working capital requirements and other conditions. At the time of the merger, USA Mobility assumed the outstanding debt of the Company and there were no changes in the Company’s benefit plans. At closing the existing Board of Directors of the Company resigned and the management agreements with the three investors were terminated.

(29)